EXHIBIT 99

Investor Information

D&E Communications, Inc. is listed on the NASDAQ National Market of the NASDAQ Stock Market as DECC.

The Company serves as its own transfer agent. Inquiries concerning stock and related matters may be directed to W. Garth Sprecher, Senior Vice President and Corporate Secretary.

Telephone: (717) 738-8304
Email: gsprecher@decommunications.com

Market Makers

Ferris, Baker, Watts, Inc.
100 Light Street
Baltimore, MD 21202
(800) 638-7411

F.J. Morrissey & Company, Inc.
1700 Market Street, Suite 1420
Philadelphia, PA 19103
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Jefferies & Company, Inc.
520 Madison Ave., 12th Floor
New York, NY 10022
(888) 533-3374

Legg Mason Wood Walker, Inc.
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(888) 682-0300

Mitchell Securities Corp. of Oregon
121 SW Morrison Street, Suite 1480
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(800) 224-2226

Wachovia Securities
1250 Broadcasting Road
P.O. Box 6347
Wyomissing, PA 19610
(888) 769-5167

D&E Communications, Inc.

Brossman Business Complex
124 East Main Street
Ephrata, PA 17522

1-877-4DE-TODAY

www.decommunications.com
Email: info@decommunications.com

small town service

big *potential*

Quarterly Report
Third Quarter
2003

D&E COMMUNICATIONS, INC.

D&E Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per-share amounts) (unaudited)	2003	2002	2003	2002
Total operating revenues	$43,031	$45,237	$128,403	$91,644
Total operating expenses	37,733	41,178	111,435	88,040

Operating income	5,298	4,059	16,968	3,604
Total other income (expense)	(5,011)	(5,206)	(14,640)	(11,937)

Income (loss) from continuing operations before income taxes and dividends on utility preferred stock	287	(1,147)	2,328	(8,333)
Income taxes (benefit)	116	(99)	859	(2,536)
Dividends on utility preferred stock	16	16	49	49

Total income taxes and dividends on utility preferred stock	132	(83)	908	(2,487)

Income (loss) from continuing operations	155	(1,064)	1,420	(5,846)
Discontinued operations:
Gain (loss) on disposal of discontinued D&E Wireless segment, net of operating losses during phase-out period and net of income taxes of $138 and $ 29,337	—	(280)	—	55,506
Income (loss) from operations of discontinued Paging business, net of income tax benefit of $0, $7, $27 and $ 2	—	11	(53)	2
Cumulative effect of change in accounting principle, net of income taxes of $177	—	—	260	—

Net Income (Loss)	$155	$(1,333)	$1,627	$49,662

Weighted average common shares outstanding	15,522	15,401	15,465	11,188
Weighted average common shares and equivalents outstanding	15,591	15,401	15,526	11,188
Basic and Diluted Earnings (Loss) per Common Share
Income (loss) from continuing operations	$0.01	$(0.07)	$0.09	$(0.52)
Income (loss) from discontinued operations	0.00	(0.02)	0.00	4.96
Cumulative effect of accounting change	0.00	0.00	0.02	0.00

Net income (loss) per common share	$0.01	$(0.09)	$0.11	$4.44

Dividends per common share	$0.13	$0.13	$0.38	$0.38

Officers		Board of Directors

Anne B. Sweigart Chairman & President G. William Ruhl Chief Executive Officer Thomas E. Morell Senior Vice President, Chief Financial Officer & Treasurer	Robert M. Lauman Vice Chairman & Senior Executive Vice President Albert H. Kramer Senior Vice President, Operations W. Garth Sprecher Senior Vice President & Secretary	John Amos Thomas H. Bamford Paul W. Brubaker Ronald E. Frisbie Robert A. Kinsley Robert M. Lauman	G. William Ruhl Steven B. Silverman W. Garth Sprecher Anne B. Sweigart D. Mark Thomas Richard G. Weidner

D&E Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share amounts) (unaudited)	September 30, 2003	December 31, 2002
Assets
Current assets	$46,883	$46,885
Investments	6,345	6,455
Property, plant and equipment	323,504	310,456
Less accumulated depreciation	130,615	109,351

	192,889	201,105

Other assets
Assets held for sale	—	6,665
Goodwill	147,488	147,488
Intangible assets, net of accumulated amortization	174,315	178,964
Other	13,333	14,256

	335,136	347,373

Total assets	$581,253	$601,818

Liabilities and Shareholders’ Equity
Current liabilities	$38,355	$50,139
Long-term debt	237,288	244,966
Other liabilities	106,309	104,664
Preferred stock of utility subsidiary, series A 4 1/2%	1,446	1,446
Shareholders’ Equity
Common stock, par value $0.16, authorized shares 30,000,000	2,531	2,512
Outstanding shares: 15,534,759 at Sept. 30, 2003; 15,413,640 at Dec. 31, 2002
Additional paid-in capital	159,292	158,101
Accumulated other comprehensive income (loss)	(6,862)	(7,071)
Retained earnings	48,176	52,343
Treasury stock at cost, 306,917 shares at Sept. 30, 2003; 306,910 at Dec. 31, 2002	(5,282)	(5,282)

	197,855	200,603

Total liabilities and shareholders’ equity	$581,253	$601,818

D&E Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands) (unaudited)	2003	2002
Cash flows from operating activities of continuing operations	$32,109	$13,380
Net cash provided by (used in) investing activities from continuing operations	(4,973)	(173,683)
Net cash provided by (used in) financing activities from continuing operations	(4,959)	91,418

Cash provided by (used in) continuing operations	22,177	(68,885)
Net cash provided by (used in) discontinued operations	(20,553)	75,516

Increase in cash and cash equivalents	1,624	6,631
Cash and cash equivalents
Beginning of period	15,514	615

End of period	$17,138	$7,246

Dear Shareholder,

During the third quarter of 2003, we focused on a number of initiatives to help advance our business strategy as a regional integrated communications provider.

First, we launched a branding campaign to promote a unified company identity throughout central and eastern Pennsylvania. All locations now operate with the name D&E Communications. Due to the strong reputations of Conestoga Telephone Company and Buffalo Valley Telephone Company in their markets, those names will be displayed along with D&E during a transition period. The theme of our branding campaign is "Delivering Excellence," and it goes beyond advertising. It identifies our company's guiding objective: to provide the best possible service to customers, thereby building long-standing relationships to ensure our continued success.

Second, we continued to upgrade our technology infrastructure, including D&E Jazzd Internet Service e-mail system and high-speed broadband networks in Berks and Union counties. The e-mail upgrade allows us to provide new services such as anti-spam and virus protection for customers. The goal is to keep the service competitive in order to retain existing subscribers and attract additional customers.

Third, we continued our preparations for a trial project to offer digital entertainment services, including television programming, to our customers in certain areas of Union County. This trial project will deliver voice, data and video services through a single line to the customer, and it represents the next step in the industry trend of convergence. The television service is scheduled to be gradually rolled out to customers early in 2004.

We have seen strong growth in the number of lines served by our "edge-out" Competitive Local Exchange Carrier (CLEC), as well as high-speed DSL Internet subscribers and web hosting customers. Below is a summary of changes in line counts and subscriber counts during the first nine months of 2003:

	Sept. 30 2003	Dec. 31 2002	Change
RLEC Lines	143,870	145,310	-1.0%
CLEC Lines	35,106	30,200	+16.2%
DSL Subscribers	6,734	5,615	+19.9%
Dial-Up Internet Subscribers	12,855	12,652	+1.6%
Web Hosting Customers	795	651	+22.1%

In our Systems Integration segment, revenues were $5.5 million for the third quarter, down 11.5% from the comparable period last year. This segment sells computer and phone systems and technology services in commercial, education and government markets. The decline was partially attributable to lower spending by the education market that we serve and to businesses reducing their spending due to the slow economy.

Total company revenues for the third quarter were $43 million, compared to $45 million in the same quarter last year. The decline was due to the sale of Conestoga Wireless in January of 2003, which resulted in a revenue decrease of $3.3 million for the quarter. Net income was $155,000, compared to a net loss of $1.3 million in third-quarter 2002. Earnings per common share were $0.01 for third-quarter 2003, compared to a loss of $0.09 per share during the comparable period in 2002.

For the nine months ended September 30, 2003, cash flows from operating activities of continuing operations was sufficient to pay capital expenditures, quarterly dividends and to repay a portion of our bank borrowings. Based on our financial results for third-quarter 2003, the company generated excess cash flow as defined in our bank covenants, and we therefore made a required $2.9 million payment to reduce our debt in November 2003. I am pleased to report that, in addition, we made a voluntary pre-payment on our revolving credit facility of $8 million during November, due to our cash generation performance. Our Board of Directors declared a quarterly dividend of 12.5 cents per share, payable December 15, 2003, to shareholders of record as of December 1, 2003.

On behalf of the Board and our family of D&E coworkers, I wish each of you a happy holiday season and a strong start to 2004.

Sincerely,

Anne B. Sweigart
Chairman & President

Any forward-looking statements concerning the development of our business are based upon the current beliefs and expectations of D&E's management. Such statements are not guarantees of future performance, and various risks, uncertainties, and other factors could cause actual results to differ materially from our expectations. Factors that could adversely affect our business and financial performance are contained in our past and future filings with the U.S. Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements.